Exhibit 10.1

SWORN STATEMENT IN PROOF OF LOSS

AND FULL AND FINAL SETTLEMENT, RELEASE, AND INDEMNITY AGREEMENT

I. FINAL PROOF OF LOSS

April 1, 2022	See Schedules “A” and “B”
Date Issued	Policy No.

April 1, 2023	Marsh
Date Expires	Agent/Broker

To the various: (i) North American, British, and/or Continental European Insurers set forth in the attached Schedule “A” (collectively “Insurers”); (ii) North American, British, and/or Continental European Reinsurers set forth in the attached Schedule “B” (collectively “Reinsurers”); and (iii) all insurance companies and syndicates, wherever located, that either issued or severally subscribed, each in its own proportionate share, to the 2022/2023 property insurance/reinsurance policies issued to ONEOK, Inc. (“ONEOK”) or ONEOK’s captive, Bison Prairie Assurance, L.L.C. (“BISON”).

At the time of loss, by the above indicated policies of insurance (“Insurance Policies”) as set forth in Schedule “A” attached, Insurers severally insured ONEOK based upon Insurers’ respective individual subscription percentage for the identified layers of coverage as more fully set forth in Schedule “A.” The Insurance Policies insured against loss to the property and time element losses described in the Insurance Policies occurring during the term of insurance, subject to all terms, limits, sub-limits, endorsements, conditions, deductibles, waiting periods and exclusions of the Insurance Policies.

At the time of loss, by the above indicated policies of reinsurance (“Reinsurance Policies”) as set forth in Schedule “B” attached, Reinsurers severally reinsured BISON Policy No. PROP02-22 (“BISON Policy”) issued to original insured ONEOK based upon Reinsurers’ respective individual subscription percentage for the identified layers of coverage as more fully set forth in Schedule “B.” The Reinsurance Policies reinsured the BISON Policy against loss to the ONEOK property and time element losses described in the BISON Policy and/or Reinsurance Policies occurring during the term of reinsurance, subject to all terms, limits, sub-limits, endorsements, conditions, deductibles, waiting periods and exclusions of the Reinsurance Policies.

1.

Time and Origin: Fire occurring on or about July 9, 2022, at ONEOK’s Medford Fractionation Plant in Medford, Oklahoma, which resulted in physical damage to property at the plant and interrupted ONEOK’s business operations (“Loss”).

2.	Occupancy: The plant described, or containing the property described, was occupied at the time of the Loss by ONEOK as follows, and for no other purpose whatsoever: As intended.

3.

Title and Interest: At the time of the Loss, the interest of ONEOK in the plant and property described herein was: As intended, with no other persons or entities having any interest in or encumbrance on the property described.

4.

Changes: Since the Insurance Policies and Reinsurance Policies were issued there has been no assignment thereof, or change of interest, use, occupancy, possession, location, or exposure of the plant and property described herein at the time of the Loss, except: That which occurred and occurs in the normal course of operations and business of ONEOK.

5.

Total Insurance: The total amount of insurance and/or reinsurance upon the ONEOK property described and applicable to the Loss was at the time of the Loss comprised of various layers, limits, and sub-limits as further set forth in Schedules “A” and “B” attached and/or as set forth in the Insurance Policies and Reinsurance Policies themselves.

6.	The Property Damage Deductible under the Insurance Policies and Reinsurance Policies was: $5,000,000 per Occurrence.

7.	The Time Element Waiting Period under the Insurance Policies and Reinsurance Policies was: 45 Days per Occurrence, or as otherwise provided in the Insurance Policies and Reinsurance Policies.

8.

The Total Amount Claimed as Agreed under the Insurance Policies and Reinsurance Policies (including the BISON Policy) for the Loss by ONEOK is: $930,000,000 net of applicable deductibles and waiting periods. This amount is inclusive of the First Partial Payment amount of $100,000,000, which was previously paid on an unallocated basis by Insurers and Reinsurers pursuant to separate Sworn Statements in Partial Proof of Loss (1st Partial Payment) executed by ONEOK on September 30, 2022.[1] The Total Amount Claimed as set forth herein under the Insurance Policies and Reinsurance Policies (including the BISON Policy) represents a compromise between the involved Parties as detailed in the below Full and Final Settlement, Release, and Indemnity Agreement. It is agreed by the Parties that the payments made in respect of this Final Proof of Loss are subject to the terms and conditions set forth in the Full and Final Settlement, Release, and Indemnity Agreement below.

9.

Statement of ONEOK: ONEOK states that the Loss did not originate by any act, design, or procurement on the part of ONEOK, or this affiant; nothing has been done by or with the privity or consent of ONEOK or the affiant to violate the conditions of the Insurance Policies, Reinsurance Policies or the BISON Policy, or render them void; no articles are mentioned herein or annexed schedules but such as were destroyed or damaged at the time of the Loss; no property saved has in any manner been concealed, and no attempt to deceive the Insurers or Reinsurers as to the extent of the Loss, has in any manner been made.

[1]

Pursuant to the separate Sworn Statements in Partial Proof of Loss, Insurers (as defined in the Proof to Insurers) made a payment to ONEOK of $29,000,000, and Reinsurers (as defined in the Proof to Reinsurers) made a payment to BISON of $71,000,000—both of which were net of applicable deductibles and waiting periods.

Any person who knowingly and with intent to defraud any insurance company or other person files a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent act, which is a crime.

II. FULL AND FINAL SETTLEMENT, RELEASE,

AND INDEMNITY AGREEMENT

This is a Full and Final Settlement, Release, and Indemnity Agreement between ONEOK, BISON, Insurers (as identified in Schedule “A” attached) and Reinsurers (as identified in Schedule “B” attached), and as further defined above and below.

WHEREAS, (utilizing the defined and capitalized terms above and below), ONEOK procured the Insurance Policies from the Insurers and procured the BISON Policy from BISON, with BISON then procuring the Reinsurance Policies from the Reinsurers; and

WHEREAS, the Insurance Policies, BISON Policy and Reinsurance Policies insure ONEOK for property damage and time element losses and include various coverage extensions, all subject to the stated terms, conditions, limits, exclusions, and deductibles of each policy; and

WHEREAS, on or about July 9, 2022, a fire occurred at ONEOK’s Medford Fractionation Plant located in Medford, Oklahoma, resulting in physical damage to property located at the plant and interrupting ONEOK’s business operations (“Loss”); and

WHEREAS, ONEOK made a claim under the Insurance Policies, BISON Policy and Reinsurance Policies related to or arising from the Loss, which included costs, expenses, or losses related to property damage, expediting expense, business interruption, extra expenses, professional fees, engineering fees, claim preparation costs, and other losses arising from the Loss (“Insurance Claim”); and

WHEREAS, Lloyd Warwick International was appointed by Insurers and Reinsurers to investigate and adjust the Loss and Insurance Claim; and

WHEREAS, Reinsurers who provide reinsurance for the BISON Policy assumed full claims control and decision making authority with respect to the Loss and Insurance Claim, including directing the investigation, evaluation and adjustment of the Loss and Insurance Claim in coordination with Insurers, including the right to make all determinations of causation, coverage, quantum, settlement and/or resolution of the Insurance Claim, with BISON providing any cooperation and assistance as needed; and

WHEREAS, ONEOK, BISON, Insurers and Reinsurers now wish to fully compromise and settle finally and forever any and all claims of any nature under the Insurance Policies, BISON Policy and Reinsurance Policies, or otherwise related, directly or indirectly, to the Loss and/or the Insurance Claim.

NOW THEREFORE, in full consideration of the foregoing and of the agreements herein contained and intending to be legally bound, ONEOK, BISON, Insurers and Reinsurers agree as follows:

A.	Definitions:

1.	“Agreement” shall mean this Sworn Statement in Proof of Loss and Full and Final Settlement, Release, and Indemnity Agreement.

2.

“Insurers” shall mean collectively the Insurers identified in Schedule “A” attached and all of their present and former officers, directors, employees, partners, limited partners, shareholders, owners, members, names, reinsurers, retrocessionaires, subsidiaries, affiliates, successors, predecessors, parent, sister, or related companies, attorneys, managing agents, run-off agents, consultants, adjusters, accountants or advisors, including without limitation, their respective heirs, executors, administrators, successors, predecessors, assigns, and any other Person that has been acquired by, merged into, or combined with any of the Insurers.

3.

“Reinsurers” shall mean collectively the Reinsurers identified in Schedule “B” attached and all of their present and former officers, directors, employees, partners, limited partners, shareholders, owners, members, names, reinsurers, retrocessionaires, subsidiaries, affiliates, successors, predecessors, parent, sister, or related companies, attorneys, managing agents, run-off agents, consultants, adjusters, accountants or advisors, including without limitation, their respective heirs, executors, administrators, successors, predecessors, assigns, and any other Person that has been acquired by, merged into, or combined with any of the Reinsurers.

4.

“ONEOK” shall mean ONEOK, Inc. and all of its present and former officers, directors, employees, partners, limited partners, shareholders, owners, members, subsidiaries, affiliates, successors, predecessors, parent, sister, or related companies, attorneys, consultants, accountants or advisors, including without limitation, their respective heirs, executors, administrators, successors, predecessors, assigns, and any other Person that has been acquired by, merged into, or combined with ONEOK.

5.

“BISON” shall mean Bison Prairie Assurance, L.L.C. and all of its present and former officers, directors, employees, partners, limited partners, shareholders, owners, members, subsidiaries, affiliates, successors, predecessors, parent, sister, or related companies, attorneys, consultants, accountants or advisors, including without limitation, their respective heirs, executors, administrators, successors, predecessors, assigns, and any other Person that has been acquired by, merged into, or combined with BISON.

6.	“Parties” or “Party”, as appropriate, shall mean ONEOK, BISON, Insurers and Reinsurers as defined herein.

7.	“Insurance Policies” shall mean the respective insurance policies as identified in Schedule “A” attached and issued by Insurers to ONEOK with a policy term of April 1, 2022 to April 1, 2023.

8.

“Reinsurance Policies” shall mean the respective reinsurance policies as identified in Schedule “B” attached and issued by Reinsurers to ONEOK or BISON with a policy term of April 1, 2022 to April 1, 2023.

9.	“BISON Policy” shall mean Policy No. PROP02-22 issued by BISON to original insured ONEOK with a policy term of April 1, 2022 to April 1, 2023.

10.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, any other legal entity or organization, and any State, Federal or Local government or any government or quasi-governmental body or political subdivision or any agency, department, board or instrumentality thereof.

11.

“Settled Claims” shall mean any and all claims, causes of action, suits, debts, accounts, promises, warranties, damages (consequential, extra-contractual, exemplary or punitive), claims for bad faith, agreements, costs, pre-judgment interest, post-judgment interest, attorneys’ fees, or any other expenses or claims whatsoever, in law or in equity, related to or arising out of the Loss or the Insurance Claim, whether presently known or unknown, asserted or unasserted, whether sounding in tort or contract, or arising under the common laws, statutes or administrative regulations of any jurisdiction or under any allocation agreement with any Person that ONEOK or BISON ever had, now has, or hereafter may have against Insurers or Reinsurers.

a.

The term “Settled Claims” shall include the Insurance Claim, including indemnification or payment for any and all claims under the Insurance Policies or Reinsurance Policies arising from the Loss and any actual, alleged or threatened claim or obligation, whether known or unknown, which currently exists or will subsequently accrue, which ONEOK or BISON ever had, now has or hereafter may have, whether fixed or unliquidated, conditioned or contingent, whether obtained by assignment or otherwise, that has been made or could be made to Insurers or Reinsurers, arising out of the Loss. This Agreement applies to preclude any and all of ONEOK’s or BISON’s claims for damages of any nature whatsoever, including without limitation, property damage, expediting expense, business interruption losses, extra expenses, professional fees, engineering fees, claim preparation costs, consultants’ fees, attorneys’ fees, pre-judgment interest, post-judgment interest and/or any other damages or claims against Insurers or Reinsurers arising out of the Loss or the Insurance Claim.

b.

The term “Settled Claims” shall also include any claims arising out of or related to any act, omission, representation, or conduct of any sort by Insurers or Reinsurers in connection with the Loss or the Insurance Claim for which ONEOK or BISON could seek compensatory, exemplary, extra-contractual, consequential, punitive, statutory or other damages or relief, based on alleged breach of contract, bad faith, breach of the duty of good faith and fair dealing, unfair claim practice, unfair trade practices, deceptive trade practices, any alleged improper act or failure to act in connection with the underwriting, investigation, handling, adjustment or settlement relating to the Loss or the Insurance Claim, or any obligations arguably arising out of the Insurance Policies, Reinsurance Policies or the common law, any statutes or administrative regulations of any jurisdiction in any way related to the Insurance Policies or Reinsurance Policies, whether or not those claims were raised in a lawsuit, are now known or unknown, currently exist or subsequently accrue.

With respect to the Settled Claims, it is ONEOK’s and BISON’s intention to reserve no rights or benefits whatsoever under or in connection with the Loss or Insurance Claim against Insurers or Reinsurers for coverage under the Insurance Policies or Reinsurance Policies, in law or equity, or otherwise relating to any past, present or future claims and all assertions of rights in connection with such claims arising from the Loss or the Insurance Claim, and that hereafter the Insurers and Reinsurers shall be forever as free of liability for the Loss, the Insurance Claim, and the Settled Claims as if the Loss had never occurred or otherwise come into existence.

c.

The term “Settled Claims” shall also include any claims that the Insurers or Reinsurers may have against ONEOK and/or BISON, whether known or unknown, which currently exist or will subsequently accrue, which the Insurers or Reinsurers ever had, now have or hereafter may have, whether fixed or unliquidated, conditioned or contingent, whether obtained by subrogation, assignment or otherwise, that have been made or could be made to ONEOK and/or BISON, arising out of the Loss or the Insurance Claim, including any claims related to the payments to be made under this Agreement (exclusive of any enforcement action to enforce the terms of this Agreement).

12.

“Settlement Amount” shall mean the amount of $930,000,000, which is inclusive of the previously paid First Partial Payment amount of $100,000,000, thus making the balance owed or due under this Agreement and the agreed Settlement Amount to be a total of $830,000,000. This amount - $830,000,000 - shall be paid as follows: (i) $256,200,000 as set forth in Schedule “A” attached, will be paid by Insurers to ONEOK based on each Insurer’s individual subscription percentage under the Insurance Policies issued to ONEOK; and (ii) $573,800,000 as set forth in Schedule “B” attached, will be paid by Reinsurers to BISON based on each Reinsurer’s individual subscription percentage under the Reinsurance Policies issued to BISON. To be clear, Insurers and Reinsurers will each pay the amount listed for each respective company as identified in Schedules “A” and “B” attached as their allocated payment share of the balance owed for the Settlement Amount. No further monies or remuneration of any type will be paid by Insurers or Reinsurers for the Loss, the Insurance Claim, or otherwise, as this is a full and final settlement of this matter.

13.

“Severally” or “Several” shall mean that with respect to the obligations of any Insurer or Reinsurer, each agrees only for its own part, and not one for the other, in accordance with its individual, respective subscription percentage to the Insurance Policies or Reinsurance Policies as identified in Schedules “A” and “B” attached.

B.	In consideration of the agreements contained herein, ONEOK and BISON represent, warrant, and acknowledge that:

1.

Upon full payment by each Insurer and Reinsurer of its respective share of the Settlement Amount, ONEOK on behalf of itself and all other named insureds or additional insureds as defined in the Insurance Policies, BISON Policy, or Reinsurance Policies, and any and all of its present and former officers, shareholders, directors, attorneys, employees, partners, captives, limited partners, members, subsidiaries, affiliates, parent companies, successors, predecessors, sister or related companies that may claim to be insured by the Insurance Policies, BISON Policy or Reinsurance Policies, and including without limitation, their respective heirs, executors, administrators, successors, predecessors, assigns, and any other Person that has been acquired by, merged into, or combined with ONEOK, agrees to release, remise, and forever discharge Insurers and Reinsurers irrevocably, unconditionally, fully, finally, and forever from and against the Settled Claims and agrees to covenant not to sue or demand arbitration or appraisal with respect to the Settled Claims (exclusive of any enforcement action to enforce the terms of this Agreement). BISON likewise agrees to release, remise, and forever discharge Reinsurers irrevocably, unconditionally, fully, finally, and forever from and against the Settled Claims and/or any claims under the BISON Policy, or otherwise, with respect to the Loss and/or the Insurance Claim and agrees and covenants not to sue or demand arbitration or appraisal with respect to the Settled Claims or any other claims of any nature it may possess as a reinsured under the Reinsurance Policies with respect to the Loss and/or the Insurance Claim (exclusive of any enforcement action to enforce the terms of this Agreement).[2]

2.

ONEOK agrees that the foregoing release extinguishes any and all duties or obligations Insurers or Reinsurers may have under the Insurance Policies and Reinsurance Policies or at law, equity, or otherwise for any and all claims arising out of or related to the Loss or the Insurance Claim. BISON likewise agrees that the foregoing release extinguishes any and all duties or obligations Reinsurers may have under the Reinsurance Policies or at law, equity, or otherwise for any and all claims arising out of or related to the Loss, the Insurance Claim and/or any obligations to BISON as a reinsured under the Reinsurance Policies with respect to the Loss and/or the Insurance Claim.

[2]

It is understood and agreed by ONEOK and BISON that the release by ONEOK and BISON under this Agreement relating to the Loss and/or Insurance Claim applies to all layers of insurance and/or reinsurance for the 2022/2023 property insurance/reinsurance program regardless of whether such layer or layers are triggered or implicated by the Settlement Amount.

3.

ONEOK and BISON have not assigned to any Person any of their rights under the Insurance Policies, BISON Policy, or Reinsurance Policies with respect to the Loss, the Insurance Claim and/or Settled Claims, and there are no other Person(s) who can assert rights to coverage under any of the said policies by, through, or under ONEOK or BISON with respect to the Loss, the Insurance Claim, or Settled Claims. ONEOK and BISON understand and agree that Insurers and Reinsurers have acted in substantial reliance upon these representations and warrant that there are no such assignments or other third-parties asserting any rights to coverage or benefits under the Insurance Policies and/or Reinsurance Policies or otherwise with respect to the Settled Claims.

4.

ONEOK and BISON are not now, nor have they been involved in the past, in any bankruptcy or related proceedings of any nature that would involve or in any way impact the settlement proceeds or the payment of the Settlement Amount as set forth in this Agreement.

5.

ONEOK and BISON (as the case may be) is presently duly and properly authorized to receive payment of the Settlement Amount as allocated to Insurers and Reinsurers in Schedules “A” and “B” attached, and that payment by Insurers and Reinsurers to ONEOK and/or BISON as specified herein forever extinguishes any rights or claims that any named insured, loss payee, mortgagee, captive, and/or additional insureds may have with respect to the Loss, the Insurance Claim, or the Settled Claims.

6.	No liens exist as to the Loss, the Insurance Claim, and/or the Settled Claims, and that to the extent any such lien exists or arises, ONEOK will be solely responsible for fully satisfying such lien.

7.

Upon full payment by each Insurer and Reinsurer of its respective share of the Settlement Amount, ONEOK and BISON agree to indemnify, defend, and hold Insurers and Reinsurers harmless up to the Settlement Amount from and against any and all suits, actions, claims, or demands relating to the Loss, Insurance Claim and/or Settled Claims, whether known, unknown, past, existing, potential, or future, made against Insurers or Reinsurers by way of direct action under one or more of the Insurance Policies or Reinsurance Policies through or under ONEOK or BISON and/or by any Person or entity who has acquired or been assigned a right by ONEOK and/or BISON to make a claim relative to the Loss, Insurance Claim and/or Settled Claims, including any alleged Loss Payee, Mortgagee, or Additional Insured under the Insurance Policies and/or Reinsurance Policies.

8.

This Agreement has been fully explained to ONEOK and BISON, and that their representatives understand all of the implications thereof, this Agreement having been reviewed and expressly approved by their attorneys, and that this Agreement and the Letter Agreement (defined below) constitutes the sole agreements among the Parties. It is further expressly understood and agreed that this instrument and the Letter Agreement contain the entire agreement between the Parties, the terms of which are contractual and not a mere recital.

9.

The ONEOK and BISON representatives executing this Agreement have the express authority of all parties insured under the Insurance Policies, Reinsurance Policies, and BISON Policy to execute this Agreement and to bind ONEOK and BISON to the terms set forth herein.

10.

ONEOK and BISON have had the opportunity to investigate and adjust the Settled Claims that are the subject of this Agreement, and that to the extent ONEOK’s and BISON’s representatives make this Agreement prior to the completion of the adjustment process or upon information that is or may not be complete, they do so intentionally and voluntarily in order to resolve the Settled Claims at this time.

C.	In consideration of the agreements contained herein, Insurers and Reinsurers represent, warrant, and acknowledge that:

1.

This Agreement has been fully explained to Insurers and Reinsurers, and that their representatives understand all of the implications thereof, this Agreement having been reviewed and expressly approved by their attorneys, and that this Agreement constitutes the sole agreement among the Parties. It is further expressly understood and agreed that this instrument contains the entire agreement between the Parties, the terms of which are contractual and not a mere recital.

2.

In making this Agreement, Insurers and Reinsurers have had the opportunity to investigate and adjust the Loss and the Insurance Claim that is the subject of this Agreement. To the extent Insurers and Reinsurers make this Agreement prior to completion of the adjustment process, or upon information that may not be complete, they do so intentionally and voluntarily in order to compromise the Settled Claims at this time.

3.

Upon full payment by each Insurer and Reinsurer of its respective share of the Settlement Amount, Insurers and Reinsurers on behalf of themselves and any and all of their present and former officers, shareholders, directors, attorneys, employees, partners, captives, limited partners, members, subsidiaries, affiliates, parent companies, successors, predecessors, sister or related companies agree to release, remise, and forever discharge ONEOK and BISON irrevocably, unconditionally, fully, finally, and forever from and against the Settled Claims and agree and covenant not to sue or demand arbitration or appraisal with respect to the Settled Claims (exclusive of any enforcement action to enforce the terms of this Agreement).

D.	In consideration of the agreements contained herein, the Parties agree that:

1.

Insurers will pay their individual subscription percentage of the balance due of the Settlement Amount to ONEOK in settlement of the Settled Claims, the sufficiency as good and valuable consideration of which is hereby acknowledged. Reinsurers will pay their individual subscription percentage of the balance due of the Settlement Amount to BISON in settlement of the Settled Claims, the sufficiency as good and valuable consideration of which is hereby acknowledged. The balance due of the Settlement Amount shall be paid by each individual Insurer and Reinsurer based on their respective subscription percentage as identified in Schedules “A” and “B” attached, no later than forty-five (45) days from the receipt by Lloyd Warwick International of the Agreement executed by ONEOK and BISON. The settlement payments may be paid by check or wire transfer in accordance with the payment details/instructions provided by ONEOK and attached hereto as Schedule “C.”

2.

Upon receipt of each Insurer’s or Reinsurer’s individual pro-rata share of the Settlement Amount, ONEOK and BISON agree to release, remise, covenant not to sue, and forever discharge said Insurer and/or Reinsurer irrevocably, unconditionally, fully, finally and forever from and against the Settled Claims.

3.

The obligations of Insurers and Reinsurers are Several, and not joint, and no Insurer or Reinsurer entitled to the benefits of this Agreement shall be liable for any share of the Settlement Amount allocable to any other Insurer or Reinsurer. Accordingly, each Insurer or Reinsurer as identified in Schedules “A” and “B” attached agrees to pay only its individual, respective, allocated share of the balance due of the Settlement Amount. Neither ONEOK nor BISON shall seek to recover from any individual Insurer or Reinsurer an amount in excess of its stated, respective, allocated share of the balance due of the Settlement Amount.

4.

The terms and conditions of this Agreement shall be enforceable among and between ONEOK, BISON and each Insurer and/or Reinsurer once payment has been made by such Insurer or Reinsurer in accordance with Schedule “A” or Schedule “B” of this Agreement as applicable.

5.

For the avoidance of any doubt, the Parties expressly agree that the broad release contained in this Agreement does not: (i) release, discharge, or waive the right to enforce this Agreement; or (ii) release, discharge, or waive any obligations created by this Agreement.

6.	The Parties acknowledge that this Agreement is a compromise between the Parties with respect to the Settled Claims, and that:

a.

This Agreement shall not be construed as an admission by any Party, including, but not limited to, any admission concerning coverage under the Insurance Policies and/or Reinsurance Policies, application or interpretation of any term, condition, exclusion or limitation of the Insurance Policies and/or Reinsurance Policies, or any other policy of insurance; and

b.

This Agreement or any provision hereof shall not be construed as a waiver, modification or retraction of any positions of the Parties with respect to the interpretation and application of the Insurance Policies and/or Reinsurance Policies, or any other policies of insurance or reinsurance that have previously been taken, are being taken, or may be taken in the future; and

c.

The adjustment of the Loss and the Insurance Claim and the settlement of the Settled Claims, including the execution of this Agreement, shall have no precedential or binding effect with respect to the construction of the Insurance Policies or Reinsurance Policies or any other policy of insurance issued or to be issued by Insurers or Reinsurers; and

d.	By entering into this Agreement, the Parties intend to avoid further expenses related to the Loss, the Insurance Claim, and the Settled Claims and to buy complete and final peace.

7.

Because the purpose of this Agreement is to permanently preclude any action or further action by ONEOK and BISON and/or any of their agents, assigns or representatives of any capacity, from pursuing any further claims related to the Settled Claims against Insurers or Reinsurers, the Parties agree, covenant and warrant that should it develop that there are any errors or mistakes, whether legal or factual, and whether mutual or unilateral, that cause this Agreement to be defective, or that cause the release of any Party hereto to be defective or less than full and complete as to such matters, then the Parties specifically agree to execute any and all instruments and do any and all things necessary to effectuate a valid agreement as set forth above.

8.

All costs and expenses, including attorneys’ fees, related to the Settled Claims and/or this Agreement incurred before or after the date of execution of this Agreement shall be paid by the Party incurring same.

9.

If any portion of this Agreement is declared to be invalid or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts shall remain in full force and effect as if the invalid or unenforceable portion had not been part of this Agreement.

10.

This Agreement may be executed in two or more counterparts, all of which shall, upon execution and delivery of identical counterparts by all Parties, comprise a single agreement. Counterpart signatures may be exchanged by facsimile and/or email and shall be deemed delivered when received by each of the Parties.

11.

The Parties agree that the drafting of this Agreement has been accomplished by counsel for all Parties, and no party shall claim that any inferences should be drawn against any other party with respect to the drafting of this Agreement.

12.

Notwithstanding anything to the contrary in this Agreement, the Parties agree that neither the tender and acceptance of the Settlement Amount, nor any releases, closing or resolution of the Settled Claims arising out of the Loss shall modify, alter, waive or otherwise impact the Parties’ respective rights with respect to proceeds that may be recovered from potentially responsible third parties through subrogation litigation, liability insurance policies, demands, or as otherwise provided by law or equity, all such rights being expressly reserved and preserved.

13.	This Agreement shall be governed and construed in accordance with the laws of the State of Oklahoma without regard to conflict of law principles.

14.

ONEOK, BISON, Insurers and Reinsurers each represent and warrant that the signatories to this Agreement have the authority to execute it on behalf of and to bind ONEOK, BISON, Insurers and Reinsurers respectively.

15.	No term in this Agreement may be changed, waived, discharged, or terminated except by written agreement signed by all the Parties.

16.

The Parties acknowledge and agree that this Agreement, including without limitation the Settlement Amount, shall not be treated as or deemed confidential information and either Party may disclose the same. Further, and not by way of limitation, the Parties expressly acknowledge and agree that ONEOK may describe the terms of this Agreement in any press release, and describe and attach it as an exhibit, to any Current Report on Form 8-K, and shall be permitted to describe or incorporate the same by reference in any press release, future report, registration statement or filing with the United States Securities and Exchange Commission and BISON may describe the terms of and provide a copy of this Agreement to the Oklahoma Insurance Department, as appropriate. Notwithstanding the foregoing, the Parties agree that all previous settlement discussions and the statements and positions asserted by the Parties during said discussions are and shall remain confidential as provided by that certain letter agreement dated December 6, 2022, by and among ONEOK and certain Insurers and Reinsurers on behalf of the Insurers and Reinsurers (“Letter Agreement”).

17.

This Agreement shall be binding upon and inure to the benefit of the Parties and those whose interests depend on them, including, but not limited to, the Parties’ respective successors, assigns, shareholders or other capital providers, principals, agents, servants, legal representatives, directors, officers, employees, and affiliates of any kind.

THE UNDERSIGNED EACH HEREBY CERTIFY THAT THEY ARE AN AUTHORIZED REPRESENTATIVE FOR THE PARTY ON WHOSE BEHALF THEY ARE SIGNING, AND THAT THEY HAVE READ ALL OF THIS AGREEMENT AND IN WITNESS WHEREOF THEY HAVE EXECUTED THIS AGREEMENT ON THE FOLLOWING DATES.

—Remainder of page intentionally left blank. Signature pages to follow.—

State of:	Oklahoma

County of:	Tulsa

Named Insured:	ONEOK, Inc.

Signed By: /s/ Pierce H. Norton II, its duly authorized agent with the express authority to do so.

Printed Name:	Pierce H. Norton II

Title:	PRESIDENT & CEO

SUBSCRIBED AND SWORN TO BEFORE ME this 9th day of January, 2023.

/s/ Crystal A. Garzone
NOTARY PUBLIC

MY COMMISSION EXPIRES:

[NOTARIAL SEAL]

State of:	OKLAHOMA

County of:	TULSA

ONEOK Captive/ Reinsured:	Bison Prairie Assurance, L.L.C.

Signed By:	/s/ Walter S. Hulse III, its duly authorized agent with the express authority to do so.

Printed Name:	Walter S. Hulse III

Title:	Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

SUBSCRIBED AND SWORN TO BEFORE ME this 9th day of January, 2023.

/s/ Crystal A. Garzone
NOTARY PUBLIC

MY COMMISSION EXPIRES:
[NOTARIAL SEAl]

State of:	Texas

County of:	Harris

Insurers and/or
Reinsurers:	Associated Electric & Gas Insurance Services Limited (AEGIS); SCOR UK Company Limited; Markel International Insurance Company Limited; Helvetia Swiss Insurance Company Limited; GuideOne Insurance Company; ACE American Insurance Company; American International Group UK Limited; Allianz Global Risks US Insurance Company; Zurich American Insurance Company; RSUI/Landmark American Insurance Company; StarStone Specialty Insurance Company; Endurance Worldwide Insurance Limited (Sompo); Lloyd’s Syndicate 1183 Talbot Underwriting Ltd.; Lloyd’s Syndicate 2001 MS Amlin Underwriting Limited; Partner Reinsurance Europe SE; Oilfield Insurance Agencies Limited; Arch Insurance UK Limited; Hardy (Underwriting Agencies) Limited for and on behalf of Syndicate 0382; Convex Insurance UK Limited, C9800; HDI Global Insurance Company; Brit Syndicates Limited, for and on behalf of all Brit managed Syndicates; Liberty Mutual Insurance Company; Hannover Rueck SE; XL Insurance America, Inc.; Chubb Bermuda International, a Division of Chubb European Group S.E.; Energy Insurance Mutual Ltd.

Signed By:	/s/ Jack Schronk, their duly authorized agent with the express authority to do so.

Printed Name:	Jack Schronk - Lloyd Warwick International

Title:	Sr. EGA

SUBSCRIBED AND SWORN TO BEFORE ME this 5 day of January, 2023.

/s/ Samantha Eve McConnell
NOTARY PUBLIC

[NOTARIAL SEAL]

MY COMMISSION EXPIRES:

05/21/2024

State of:	Louisiana

Parish of:	Orleans

Reinsurer:	Lloyd’s Syndicate 1036 QBE

Signed By:	/s/ Frank Migliore, its duly authorized agent with the express authority to do so.

Printed Name:	Frank Migliore

Title:	VP - Claims

SUBSCRIBED AND SWORN TO BEFORE ME this 4th day of January, 2023.

/s/ Jill Schultz Willhoft
NOTARY PUBLIC

[NOTARIAL SEAL]

MY COMMISSION EXPIRES:

@ my death

State of:	Illinois

County of:	Cook

Insurer:	Swiss Re Corporate Solutions Elite Insurance Corporation

Signed By:	/s/ Lucas McVey, its duly authorized agent with the express authority to do so.

Printed Name:	Lucas McVey

Title:	Claims Expert / Vice President

SUBSCRIBED AND SWORN TO BEFORE ME this 4 day of January, 2023.

/s/ Mayra Jara
NOTARY PUBLIC

[NOTARIAL SEAL]

MY COMMISSION EXPIRES: March 11, 2025

State of:

County of:

Insurer:	Swiss Re Corporate Solutions Elite Insurance Corporation

Signed By:	/s/ William J. Ashton, its duly authorized agent with the express authority to do so.

Printed Name:	William J. Ashton

Title:	CLAIMS MGR / V.P.

SUBSCRIBED AND SWORN TO BEFORE ME this 4th day of JAN., 2023.

NOTARY PUBLIC

MY COMMISSION EXPIRES: